UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2007
Motorola, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of principal executive offices)	(Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 9, 2007, pursuant to a definitive merger agreement dated as of September 18, 2006 (the “Merger Agreement”), as amended as of October 30, 2006, by and among Motorola, Inc. (the “Company”), Symbol Technologies, Inc. (“Symbol”) and a wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Symbol (the “Merger”), which became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, each outstanding share of common stock, $0.01 par value, of Symbol has been converted into the right to receive $15.00 in cash, without interest.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.
     A copy of Motorola’s press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are filed as part of this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2006, among Motorola, Inc., Motorola GTG Subsidiary I Corp. and Symbol Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated September 25, 2006)

99.1	Press Release dated January 9, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
Dated: January 10, 2007	By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2006, among Motorola, Inc., Motorola GTG Subsidiary I Corp. and Symbol Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated September 25, 2006)

99.1	Press Release dated January 9, 2007